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PROSPECTUS SUPPLEMENT #15                       FILED PURSUANT TO RULE 424(b)(3)
(TO PROSPECTUS DATED JUNE 7, 2000)                    REGISTRATION NO. 333-32228

                                EXCITE@HOME LOGO

                              AT HOME CORPORATION

                         $500,000,000 PRINCIPAL AMOUNT
                 4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2006

                        SHARES OF SERIES A COMMON STOCK
                     ISSUABLE UPON CONVERSION OF THE NOTES

                            ------------------------

     This prospectus supplement relates to the resale by the holders of 4 3/4% Convertible Subordinated Notes due 2006 of Excite@Home and the shares of Series A common stock of Excite@Home issuable upon the conversion of the notes. You should read this prospectus supplement in conjunction with the prospectus dated June 7, 2000, which is to be delivered with this prospectus supplement.

     The information in the table appearing under the heading "Selling Securityholders" in the prospectus is superseded in part by the information appearing in the table below:

                                                                                     SHARES OF     SHARES OF
                                                       PRINCIPAL                      SERIES A      SERIES A
                                                    AMOUNT OF NOTES                    COMMON        COMMON
                                                     BENEFICIALLY     PERCENTAGE       STOCK       STOCK THAT
                                                      OWNED THAT       OF NOTES     BENEFICIALLY      MAY
                       NAME                           MAY BE SOLD     OUTSTANDING      OWNED        BE SOLD
                       ----                         ---------------   -----------   ------------   ----------
Pioneer High Yield Fund...........................    $1,500,000           *           26,541        26,541
Pioneer High Yield VCT Portfolio..................    $  100,000           *            1,769         1,769

---------------
* Less than 1%

                            ------------------------

     INVESTING IN OUR CONVERTIBLE SUBORDINATED NOTES OR OUR SERIES A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 2 OF THE PROSPECTUS, AS WELL AS THE "RISK FACTORS" INCLUDED IN OUR RECENT REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus supplement is December 6, 2000.